EXHIBIT 10.03.5

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                           Swank, Inc.
                         90 Park Avenue
                    New York, New York 10016




                                                December 10, 1998

Mr. James E. Tulin
c/o Swank, Inc.
8800 North Gainey Center Drive
Scottsdale, Arizona 85258

Dear Mr. Tulin:

     Reference is made to the Agreement dated as of   March 1,
1989 between Swank, Inc. (the "Corporation") and you, as amended to date (as so amended, the "Existing Employment Agreement"), concerning your employment by the Corporation. This letter will serve to confirm our agreement to amend the Existing Employment Agreement as of the date hereof as follows:

     The term of the Existing Employment Agreement is hereby extended for an additional period, commencing on January 1, 1999 to and including December 31, 2001(the "Extension Period"). During the Extension Period, the Corporation shall pay to you, and you agree to accept, a base salary at the rate of $250,000, payable in such installments as shall be mutually agreed upon by you and the Corporation, plus such additional compensation, if any, as the Board of Directors of the Corporation shall from time to time determine.

     Except as modified and amended by this letter, the Existing
Employment Agreement shall remain and continue in full force and effect on and after the date hereof.

     This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of law.

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     If the foregoing correctly sets forth our understanding and agreement, kindly countersign this letter in the space provided below.

                                   Very truly yours,

                                   SWANK, INC.


                                   By:  /s/ Christopher F. Wolf
                                   Name:  Christopher F. Wolf
                                   Title: Chief Financial Officer

ACCEPTED AND AGREED:


 /s/ James E. Tulin
    James E. Tulin